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Exhibit 5(q)


                                LETTER AGREEMENT

                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

                          INVESTMENT ADVISORY AGREEMENT

August 28, 2003


Ladies and Gentlemen:

Pursuant to Paragraph 1(b) of the Investment Advisory Agreement between the SSgA Funds and SSgA Funds Management, Inc., dated May 1, 2001, the SSgA Funds advise you that it is creating a two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desire SSgA Funds Management, Inc. to serve as investment advisor with respect to the each Fund pursuant to the terms and conditions of the Investment Advisory Agreement. Each Fund will be charged a fee by the Advisor for its investment advisory services, as reflected in the attached Exhibit A.

Notwithstanding anything to the contrary in Paragraph 10(a), the initial term of the Investment Advisory Agreement with respect to the Fund shall be until April 12, 2004.

Please acknowledge your acceptance of acting as advisor to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

By: /s/ Lynn L. Anderson
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   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

SSgA Funds Management, Inc.

By:
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Its:
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                                     AMENDED
                                   EXHIBIT "A"

                                 August 28, 2003

As consideration for the Advisor's services to the following Funds, the Advisor shall receive from each of these Funds an annual advisory fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio's average daily net assets during the month:

SSgA Money Market Fund                                            0.25%
SSgA US Government Money Market Fund                              0.25%
SSgA S&P 500 Index Fund                                           0.03%*
SSgA Disciplined Equity Fund                                      0.25%
SSgA MSCI EAFE Index Fund                                         0.10%*
SSgA Bond Market Fund                                             0.30%
SSgA Yield Plus Fund                                              0.25%
SSgA US Treasury Money Market Fund                                0.10%**
SSgA US Treasury Obligations Fund                                 0.25%
SSgA Core Opportunities Fund                                      0.75%
SSgA Intermediate Fund                                            0.30%***
SSgA Prime Money Market Portfolio                                 0.10%**
SSgA Emerging Markets Fund                                        0.75%
SSgA Tax Free Money Market Fund                                   0.25%
SSgA Tuckerman Active REIT Fund                                   0.65%
SSgA Small Cap Fund                                               0.75%
SSgA International Stock Selection Fund                           0.75%
SSgA Life Solutions Income and Growth Fund                        0.00%
SSgA Life Solutions Balanced Fund                                 0.00%
SSgA Life Solutions Growth Fund                                   0.00%
SSgA Special Equity Fund                                          0.75%
SSgA International Growth Opportunities Fund                      0.75%
SSgA High Yield Bond Fund                                         0.30%
SSgA Aggressive Equity Fund                                       0.75%
SSgA IAM SHARES Fund                                              0.25%
SSgA Intermediate Municipal Bond Fund                             0.30%


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*    Only in the event the assets of the Fund are no longer invested in the
     Master Fund.
**   Pursuant to a contractual waiver until 12/31/2003.
***  Pursuant to a contractual waiver until 12/31/2010.